UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2025 (the “Closing Date”), NeuroPace, Inc. (the “Company”) entered into a credit, security and guaranty agreement (the “Credit Agreement”) by and among the Company, MidCap Funding IV Trust, as agent, MidCap Financial Trust, as term loan servicer and the financial institutions and other entities from time to time party thereto. The Credit Agreement provides for a first lien senior secured credit facility consisting of (i) a $60 million term loan facility, which was funded at closing of the Credit Agreement (the “Term Loan”); and (ii) an asset-based revolving credit facility in an aggregate principal amount not to exceed the lesser of (A) a $15 million commitment amount and (B) the available borrowing base under the Credit Agreement (the “Revolver,” and together with the Term Loan, the “Loans”). The proceeds of the Term Loan will be used to fully repay the Company’s existing secured indebtedness and the Revolver will be used for general working capital needs and other general corporate purposes of the Company.

The Loans will mature on June 4, 2030. The Term Loan will accrue interest at a rate equal to SOFR plus a margin of 5.50%, subject to a SOFR floor of 2.00%. Borrowings under the Revolver will accrue interest at a rate equal to SOFR plus a margin of 3.75%, subject to a SOFR floor of 2.00%. Interest will be payable monthly in cash. The Company will pay an unused line fee on any unused portion of the Revolver, which will accrue at a rate of 0.25% per annum.

The Credit Agreement is secured by a lien on substantially all existing and after-acquired assets of the Company and any future domestic and material foreign subsidiaries of the Company (together with the Company, collectively, the “Loan Parties”), including the equity interests owned by the Loan Parties, in each case, subject to customary exceptions.

The Company will have the right to prepay the Loans and terminate the respective commitments thereunder prior to the maturity date. Each of the Term Loan and the Revolver is subject to a prepayment premium equal to 3.00% of the amount terminated during the first year after the Closing Date, 2.00% of the amount terminated during the second year after the Closing Date, 1.00% of the amount terminated during the third year after the Closing Date and 0.00% thereafter.

The Credit Agreement includes representations and warranties, affirmative covenants (including reporting obligations), negative covenants and events of default that are usual and customary for facilities of this type, in each case, subject to certain permitted exceptions as set forth therein. The Credit Agreement includes the following financial covenants for the benefit of the Lenders: (a) a covenant which will apply in any calendar quarter during which the Loan Parties’ Liquidity (as defined in the Credit Agreement) falls below certain minimum levels (beginning at $60 million and decreasing to $40 million after June 30, 2027; provided that if the Company achieves revenues from the commercial sale of RNS Systems in 2026 of at least $90 million, then such level will decrease to $35 million), requiring the Loan Parties to achieve a minimum amount of Net RNS Revenue during such quarter; and (b) a covenant requiring the Loan Parties to have Liquidity equal to at least $25 million at all times (provided that such covenant will no longer continue to apply if the Company achieves revenues from the commercial sale of RNS Systems in 2026 of at least $90 million).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 1.02	Termination of a Material Definitive Agreement.

On June 4, 2025, concurrently with the Company’s entry into the Credit Agreement described in Item 1.01 hereof, the Company terminated its existing Term Loan Agreement, dated as of September 24, 2020 (as amended by that certain First Amendment to Term Loan Agreement, dated as of March 8, 2022, that certain Second Amendment to Term Loan Agreement, dated as of February 28, 2023, that certain Third Amendment to Term Loan Agreement, dated as of May 2, 2024, and as further amended, restated, modified, or otherwise supplemented from time to time, the “Existing Loan Agreement”) by and among the Company, the subsidiary guarantors from time to time party thereto, the lenders party thereto and CRG Servicing LLC, as administrative agent and collateral agent. The Existing Loan Agreement provided for a $60 million term loan facility and made funds available to the Company for general working capital and other corporate purposes and to refinance existing indebtedness. Accordingly, on June 4, 2025, the Company repaid approximately $61.9 million of principal, interest and fees due under the Existing Loan Agreement and all security interests granted to the secured parties thereunder were terminated and released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 4, 2025, the Company issued a press release announcing its entry into the Credit Agreement and the refinancing of the Existing Loan Agreement. A copy of the press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: June 4, 2025	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer and Vice President, Finance and Administration